Exhibit 99.2

RRD Completes Sale of International Mail and Parcel Logistics Business

11/03/2020

CHICAGO--(BUSINESS WIRE)--R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”), a leading global provider of marketing and business communications, today announced that it has closed on the previously announced sale of its International Mail and Parcel Logistics (“International Logistics”) business to ePost Global LLC.

Dan Knotts, RRD’s President and Chief Executive Officer, stated, “This sale completes the final step of our previously announced plan to exit our Logistics platform.” Knotts continued, “I want to thank the International Logistics employees for their support of RRD and wish them well as they join ePost Global LLC.”

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With more than 35,000 employees across 29 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

For more information, visit the Company's web site at www.rrd.com.

Use of Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RRD's filings with the SEC.  RRD disclaims any obligation to update or revise any forward-looking statements.

Exhibit 99.2

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Investor Contact:

Johan Nystedt, Senior Vice President, Finance

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Source: RRD